UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2006

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KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

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North Carolina	001-16485	56-2169715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103
(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In July 2005, Krispy Kreme Doughnut Corporation, a wholly-owned subsidiary of Krispy Kreme Doughnuts, Inc. (the “Registrant”), was sued by one of its area developers, Sweet Traditions, LLC, and its Illinois corporate entity, Sweet Traditions of Illinois, LLC, in the Circuit Court for St. Clair County, Illinois.  The case was subsequently removed to the United States District Court for the Southern District of Illinois. This litigation is described in the Registrant's Annual Report on Form 10-K for the fiscal year ended January 30, 2005 under “Item 3. LEGAL PROCEEDINGS — Litigation — Franchisee Litigation.” A settlement was reached between the parties and on August 25, 2006 a joint stipulation for dismissal of the litigation with prejudice was filed with the court.  The court dismissed the case on August 28, 2006. The resolution of this matter will not result in any accounting charge to the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.

Dated: August 31, 2006
By: /s/ Wesley M. Suttle
Wesley M. Suttle
Vice President